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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                   Telecom Corporation of New Zealand Limited
             (Exact Name of Registrant as Specified in its Charter)

            New Zealand                                   None
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

                             Telecom Networks House
                                68 Jervois Quay
                            Wellington, New Zealand
          (Address of Principal Executive Office, including zip code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]

Securities Act registration statement file number to which this form relates:
333-47901

Securities to be registered pursuant to Section 12(b) of the Act:


   Title of each class                   Name of each exchange on which each
   to be so registered:                        classis to be registered:

Instalment Receipts, each of which          New York Stock Exchange, Inc.*
represents beneficial interest in
one Ordinary Share, no par value,
of the Registrant.

* Not for trading, but only in connection with the listing of Interim American Depositary Shares, each of which represents the right to receive eight Instalment Receipts.

Securities to be registered pursuant to Section 12(g) of the Act:  None

                                      None
                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

          Telecom Corporation of New Zealand Limited (the "Registrant") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus included in its Registration Statement on Form F-3 (Registration No. 333-47901) filed with the Securities and Exchange Commission (the "Commission") on March 13, 1998 under the Securities Act of 1933, as amended, under "Description of Shares," "Description of Instalment Receipts and Trust Deed," "Description of Interim American Depositary Receipts and American Depositary Receipts" and "Taxation."

Item 2.   Exhibits.

          The following exhibits are being filed with the Commission in connection with this Registration Statement:

     1.1 The Constitution of the Registrant (incorporated by reference to the Registrant's annual report on Form 20-F for the fiscal year ended March 31, 1997, filed with the Commission on September 18, 1997).

     1.2 Form of Trust Deed between Ameritech New Zealand Investments, Inc. and The New Zealand Guardian Trust Company, as Trustee (incorporated by reference to Exhibit (b)(2) to the Registration Statement on Form F-6 (Registration No. 333-8514) for Instalment Receipts evidencing rights to acquire Ordinary Shares, no par value, of the Registrant, filed with the Commission on March 18, 1998).

     1.3 Form of Instalment Receipt Certificate issued by The New Zealand Guardian Trust Company and Ameritech New Zealand Investments, Inc. (incorporated by reference to Exhibit (b)(2) to the Registration Statement on Form F-6 (Registration No. 333-8514) for Instalment Receipts evidencing rights to acquire Ordinary Shares, no par value, of the Registrant, filed with the Commission on March 18, 1998).

     1.4 Form of Interim Deposit Agreement among Ameritech New Zealand Investments, Inc., the Registrant, The New Zealand Guardian Trust Company, as Trustee, The Bank of New York, as Interim Depositary, and the owners and beneficial owners from time to time of the Interim American Depositary Receipts issued thereunder (including the Form of Interim American Depositary Receipt) (incorporated by reference to Exhibit A(2) to Registration Statement on Form F-6 (Registration No. 333-8476) for Depositary Shares evidenced by American Depositary Receipts for Ordinary Shares, no par value, of the Registrant, filed with the Commission on March 16, 1998).

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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: March 24, 1998

                          TELECOM CORPORATION OF NEW ZEALAND LIMITED



                          By:     /s/  M R Gillespie
                             ---------------------------------
                               Name:      M R Gillespie
                               Title:     Company Secretary

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